UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
February 22, 2018
 _____________________
PALO ALTO NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35594	20-2530195
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3000 Tannery Way Santa Clara, California 95054 (Address of principal executive office, including zip code)
(408) 753-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02 Results of Operations and Financial Condition.
On February 26, 2018, Palo Alto Networks, Inc. (the “Company”) issued a press release announcing its financial results for its fiscal second quarter ended January 31, 2018. A copy of the press release is furnished herewith as Exhibit 99.1, and is incorporated herein by reference.
The information contained in this Item 2.02 and in the accompanying Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 22, 2018, the Board of Directors (the “Board”) of the Company appointed Jean Compeau, age 47, to Chief Accounting Officer, effective as of February 22, 2018, with ongoing responsibility for the Company’s tax and accounting functions.
Prior to the appointment, Ms. Compeau served as the Company’s Senior Vice President Corporate Controller, from November 2016 to February 2018. From when she joined the Company in December 2012 to November 2016, Ms. Compeau served as Vice President Corporate Controller. In her 20 years of business experience she has held a variety of senior accounting or corporate controller positions, including at Intuitive Surgical, a global company that provides robotic assisted surgery technology, Exodus Communications, Inc., an internet hosting and service provider, and Infoseek Corporation, a search engine company. Prior to joining the Company, from February 2004 to November 2012, Ms. Compeau served as Corporate Controller of Intuitive Surgical. Ms. Compeau holds a B.A. from the University of California, Los Angeles (UCLA) and is a Certified Public Accountant (Inactive) in California.
In connection with this appointment, the Company and Ms. Compeau entered into an offer letter (the “Offer Letter”), which provides for a base salary of $335,000 per year and a target annual cash incentive of 50% of her annual base salary, under the Company’s Employee Incentive Compensation Plan for fiscal 2018 and subsequent fiscal periods. On February 22, 2018, the Compensation Committee of the Board also granted Ms. Compeau an award of restricted stock units (“RSUs”) covering 1,601 shares of the Company’s common stock pursuant to the Company’s 2012 Equity Incentive Plan (the “2012 Plan”). The RSUs will vest over four years with one-sixteenth (1/16) of the RSUs vesting on May 20, 2018 and one-sixteenth (1/16) vesting quarterly thereafter, subject to Ms. Compeau continuing to be a Service Provider (as defined in the 2012 Plan) through each vesting date.
In the event of an involuntary termination of employment (a termination of employment by the Company without “cause” or a termination of employment by Ms. Compeau for “good reason”) within 12 months following a “change in control,” provided that Ms. Compeau executes an appropriate release and waiver of claims, Ms. Compeau would be eligible to receive:

•	a lump sum cash payment equal to 12 months of her base salary as in effect as of the date of termination;

•	a lump sum cash payment equal to 100% of her target incentive payment for that fiscal year;

•	a lump sum cash payment equal to the amount payable for premiums for continued COBRA benefits for a period of 12 months; and

•	accelerated vesting of the greater of (i) 12 months vesting of then outstanding unvested time-based equity awards, or (ii) 50% of then outstanding unvested time-based equity awards.

The foregoing description of Ms. Compeau’s compensation, terms and conditions of her employment and treatment of Ms. Compeau upon certain terminations of employment are qualified in its entirety by the full text of Ms. Compeau’s Offer Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
In addition, Ms. Compeau has entered into the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-180620) filed with the Securities and Exchange Commission on July 9, 2012.
There are no arrangements or understandings between Ms. Compeau and any other persons pursuant to which she was selected as an executive officer. There are no family relationships between Ms. Compeau and any director or other executive officer. Ms. Compeau has not had an interest in any transaction since the beginning of the Company’s last fiscal year, or any currently proposed transaction, that requires disclosure pursuant to Item 404(a) of Regulation S-K.
Item 7.01 Regulation FD.
Furnished herewith as Exhibit 99.2 is a presentation illustrating the effects of the U.S. Tax Cuts and Jobs Act on certain of the Company’s financial metrics for its fiscal second quarter ended January 31, 2018 and the Company’s guidance for its fiscal third quarter ending April 30, 2018 and its fiscal year ending July 31, 2018.
The information contained in this Item 7.01 and in the accompanying Exhibit 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits.
(d)      Exhibits.

Exhibit No.	Description of Exhibit
10.1	Offer Letter between the Registrant and Jean Compeau, dated February 22, 2018.
99.1	Press release dated as of February 26, 2018.
99.2	Presentation: Impact of 2017 U.S. Tax Cuts and Jobs Act.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALO ALTO NETWORKS, INC.

By:	/s/ MARK D. MCLAUGHLIN
Mark D. McLaughlin
Chief Executive Officer

Date: February 26, 2018